Exhibit 3.4

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
B. Riley Financial, inc.

WITH AND INTO

great american group, inc.

Pursuant to Section 253 of the General Corporation Law of the State of Delaware

Great American Group, Inc., a corporation incorporated on the 7th day of May, 2009 (“Parent”), pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: Parent owns all of the issued and outstanding shares of the capital stock of B. Riley Financial, Inc. (“Subsidiary”), a corporation organized on the 27th day of August, 2014 and existing under the laws of the State of Delaware, pursuant to the General Corporation Law of the State of Delaware.

SECOND: Subsidiary is hereby merged with and into Parent, with Parent being the surviving corporation, pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “Merger”) and the resolutions of the Board of Directors of Parent attached hereto as Exhibit A, duly adopted by Board of Directors of the Parent on October 29, 2014, which resolutions approve the merger of Parent with Subsidiary.

THIRD: Parent shall be the surviving corporation of the Merger. The name of Parent shall be amended in the Merger to be “B. Riley Financial, Inc.” pursuant to Section 253(b) of the General Corporation Law of the State of Delaware.

FOURTH: The proposed Merger herein certified has been adopted, approved, certified, executed, and acknowledged by Parent pursuant to Section 253 of the General Corporation Law of the State of Delaware.

FIFTH: The filing of this Certificate of Ownership and Merger, and thus the merger of Subsidiary into Parent, shall be effective at 4:01 p.m., Eastern Standard Time, November 6, 2014.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed in its corporate name as of the 4th day of November, 2014.

Great American Group, Inc.

By:	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer and
Chief Operating Officer

[Signature Page to Certificate of Ownership and Merger]

Exhibit A

Board Resolutions Approving Merger

I.	Corporate Name Change

Whereas, the Board deems it to be in the best interest of the Company and its stockholders to change its corporate name from “Great American Group, Inc.” to “B. Riley Financial, Inc.” (the “Name Change”).

Whereas, the Name Change will be effected through a short-form merger pursuant to Section 253 of the Delaware General Corporate Law with B. Riley Financial, Inc., a newly created, wholly owned subsidiary of the Company (“Merger Sub”) in accordance with a Certificate of Ownership and Merger (the “Certificate of Ownership and Merger”) pursuant to which Merger Sub will merge with and into the Company, with the Company surviving with the name B. Riley Financial, Inc. (the “Merger”).

Whereas, for United States federal income tax purposes, it is intended that the Merger is a disregarded event for U.S. federal income tax purposes and that the Company’s name change is considered a reorganization described in section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended.

Now, Therefore, be it Resolved, that the Name Change, the creation of Merger Sub and actions related thereto (including the purchase of capital stock thereof), and the Merger are hereby adopted and approved.

Resolved Further, that the officers of the Company, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Company and on its behalf, to prepare, execute and file any certificates (including any officers’ certificates), agreements, instruments or documents, or any amendments or supplements thereto, including, without limitation, the Certificate of Ownership and Merger (including, without limitation, setting the effective time and date thereof) with the Secretary of State of Delaware and the documents relating to the formation of Merger Sub, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions and the transactions contemplated therein.

Resolved Further, that, at the effective time of the Merger (the “Effective Time”), pursuant to Section 253 of the Delaware General Corporation Law, Merger Sub shall be merged with and into the Company, with the Company being the surviving corporation in the Merger (the “Surviving Company”).

Resolved Further, that, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of Merger Sub shall be cancelled and no consideration shall be issued in respect thereof.

Resolved Further, that, at, at the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Company, except that Article One thereof shall be amended in its entirety to read as follows:

“ARTICLE ONE

NAME

The name of the corporation (the “Corporation”) is B. Riley Financial, Inc.”

Resolved Further, that, at the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Company, except that such Bylaws shall be amended and restated to reflect the Name Change.

Resolved Further, that the directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Company as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, or their earlier death, resignation or removal, in accordance with the certificate of incorporation of the Surviving Company, the Bylaws of the Surviving Company and the Delaware General Corporation Law.

Resolved Further, that the officers of the Company, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Company and on its behalf, to make any necessary or proper application or applications, or any amendments or supplements to such applications, to (i) the Financial Industry Regulatory Authority, (ii) the Securities and Exchange Commission, and (iii) any state securities commission including, without limitation, for the purpose of filing any required notice or procuring any necessary or proper permit or permits and any amendment or amendments to such notices or permits in connection with the Name Change and related actions.

Resolved Further, that each stock certificate evidencing the ownership of Common Stock of the Company issued and outstanding immediately prior to the Effective Time shall continue to evidence ownership of shares of the Surviving Company.

Resolved Further, that each stock certificate evidencing the ownership of Common Stock of the Surviving Company issued after the effective time of the Merger shall be in the form of stock certificate to be approved by appropriate officers of the Surviving Company.

Resolved Further, that, subject to the effectiveness of the Name Change, Continental Stock Transfer and Trust Company, as transfer agent and registrar of the Company, is hereby authorized, in connection with any matters relating to the issue and delivery of certificates for shares of Common Stock and in connection with or arising out of the Name Change hereinabove declared and described, to act upon or pursuant to any written instructions which may be signed on behalf of the Company by any officer of the Company.

Resolved Further, that the officers of the Company, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Company and on its behalf, to execute any certificates (including any officers’ certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions and the transactions contemplated therein.

Resolved Further, that any and all actions whether previously or subsequently taken by the officers and directors of the Company, which are consistent with and in furtherance of the intent and purposes of the foregoing resolutions and the consummation of the transactions contemplated therein, including, without limitation, the formation and capitalization of Merger Sub, shall be, and hereby are, in all respects, ratified, approved and confirmed.